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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 7, 1998
                                 Date of Report
                       (Date of earliest event reported)

                      LONE STAR INTERNATIONAL ENERGY, INC.
             (Exact name of registrant as specified in its charter)

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
        NEVADA                                33-55254-07                           87-0434288
(State or other jurisdiction                 (Commission                           (IRS Employer
  of incorporation)                            File Number)                     Identification No.)
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                           200 PALO PINTO, SUITE 108
                            WEATHERFORD, TEXAS 76086
              (Address of principal executive offices) (Zip code)

                                 (817) 598-0542
               Registrant's telephone number, including area code
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ITEM 2.                   ACQUISITION OR DISPOSITION OF ASSETS.


Lone Star International Energy, Inc. (Company) consummated the purchase of a 75% working interest and 61.12% net revenue interest in the Two Medicine Cut Bank Sand Unit (Cut Bank Unit) from Mont-Mill Operating Company. The Cut Bank Unit is located in Glacier and Pondera Counties, Montana, consisting of over 10,000 acres of oil & gas leases including Blackfeet Indian Tribal lands, State of Montana lands, and private lease lands, all of which have been unitized into a single producing unit. Located within the Cut Bank Unit are approximately 82 wellbores of which all but 10 are currently shut-in. The Cut Bank Unit was presented to the Company by Prism Corporation of Tulsa, Oklahoma who owns the remaining 25% working interest, and 20.37% net revenue interest. The Company and Prism Corporation jointly formed a Montana Limited Liability Company by the name of Provident Energy Associates of Montana, L.L.C. (Provident), to acquire the actual title to the Cut Bank Unit, and to serve as the Operator of record. Ownership of Provident is vested as 75% to the Company, and 25% to Prism Corporation.

The acquisition of the Cut Bank Unit was made in accordance with an Agreement dated August 19, 1997, between the Company and Prism Corporation, whereby the Company agreed to purchase the interest in exchange for $300,000 cash and restricted Rule 144 shares of Common Stock of the Company. The total consideration was established at the value of $6 million using a share value of $3.50 per share for the restricted Common Stock, with the agreement to issue up to $5.7 million of stock using this formula, with the number of shares being set at 1,628,571. The Company further agreed to provide all of the funds necessary to restore the 82 existing wellbores to daily production, with such funding to take place over an 18 to 24 month basis. The total estimated restoration budget for the period was $1.1 million.

At the request of the Blackfeet Tribe and the Bureau of Indian Affairs, the Bureau of Land Management conducted a detailed reserve study of the Cut Bank Unit in mid 1996. The study concluded that cumulative primary production from the Cut Bank Unit through 1996 was in excess of 10.5 million barrels of oil, which represents only about 10% of the recoverable oil. The Bureau of Land Management report further indicated that in excess of 16 million barrels of proven recoverable oil in place remained in the Cut Bank Unit, but that a secondary recovery program was necessary to fully develop the remaining recoverable reserves. Suggested secondary recovery programs included either a water flood, or horizontal well technology. Operators of other units within the massive Cut Bank Field, which extends northward into Canada, are currently using horizontal secondary with good success.

Closing of the acquisition took place on January 7, 1998, with the effective
date being January 1, 1998.   The negotiations and consideration paid were
based upon arms length transactions.

The valuations of the assets acquired by the Company are being audited at this time. These valuations will be provided in an amended Form 8-K Report to be filed.
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ITEM 7.                   FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements - to be filed by amendment to this 8-K.

Exhibits

10.1             Agreement between Lone Star International Energy, Inc. and
                 Prism Corporation.



SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

LONE STAR INTERNATIONAL ENERGY, INC.
(Registrant)

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
Date:            January 21, 1998            /s/ C. E. Justice
                                             President (Principal Executive Officer)

Date:            January 21, 1998            /s/ Michael D. Herrington
                                             Chief Financial Officer, Treasurer
                                             (Principal Accounting Officer)
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INDEX TO EXHIBITS

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Exhibit No.     Description
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10.1         Agreement Between Lone Star International Energy, Inc. and Prism Corporation.
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